UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

THERMADYNE HOLDINGS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 4, 2006

DEAR STOCKHOLDERS:

Our Annual Meeting of Stockholders will be held at the Millennium UN Plaza Hotel, One United Nations Plaza, New York, NY 10017, at 4:45 p.m., Eastern Daylight Savings Time, on Monday, October 23, 2006. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and I hope that you will be able to join us.

On the pages following this letter you will find the Notice of 2006 Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. We have also enclosed our 2005 Annual Report on Form 10-K.

If you are a stockholder of record, we have enclosed your proxy card, which allows you to vote on the matters considered at the meeting. Simply mark, sign and date your proxy card, and then mail the completed proxy card in the enclosed postage-paid envelope. You may attend the meeting and vote in person even if you have sent in a proxy card.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Sincerely,

Paul D. Melnuk
Chairman and Chief Executive Officer

THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE MEETING IS AN IMPORTANT
STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST YOUR VOTE IN PERSON
OR BY PROXY REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

THERMADYNE HOLDINGS CORPORATION
16052 SWINGLEY RIDGE ROAD, SUITE 300
ST. LOUIS, MISSOURI 63017

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	4:45 p.m., Eastern Daylight Savings Time, on Monday, October 23, 2006
Place	Millennium UN Plaza Hotel, One United Nations Plaza, New York, NY 10017
Items of Business	At the meeting, we will ask you and our other stockholders to:
(1) elect a board of directors;
(2)

ratify the appointment of KPMG, LLP as our independent registered public accountants for the quarters ended June 30, 2006 and September 30, 2006, the quarter ending December 31, 2006 and the year ending December 31, 2006; and

(3) transact any other business properly presented at the meeting.
Record Date	You may vote if you were a stockholder of record at the close of business on September 21, 2006.
Proxy Voting

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise at the meeting.

By order of the board of directors,

Patricia S. Williams
Vice President, General Counsel and Corporate Secretary
St. Louis, Missouri
October 4, 2006

PROXY STATEMENT
FOR THE
THERMADYNE HOLDINGS CORPORATION
2006 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS

INFORMATION ABOUT THE MEETING

THIS PROXY STATEMENT

We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2006 Annual Meeting of Stockholders or any adjournment or postponement of the meeting. The meeting will be held at 4:45 p.m., Eastern  Daylight Savings Time, on Monday, October 23, 2006, at the Millennium UN Plaza Hotel, One United Nations Plaza, New York, NY 10017.

—THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

—THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with the instructions.

Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail, facsimile or telegram. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. We will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses.

We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about October 2, 2006. In this mailing, we are including a copy of our 2005 Annual Report on Form 10-K.

WHO MAY VOTE

Holders of record of our common stock at the close of business on September 21, 2006 are entitled to one vote per share on each matter properly brought before the meeting. The proxy card states the number of shares you are entitled to vote.

A list of stockholders entitled to vote will be available at the meeting. In addition, a list of such stockholders will be available during regular business hours at our offices located at 16052 Swingley Ridge Road, Suite 300, St. Louis, Missouri, for ten days before the meeting for inspection by any stockholder for any purpose germane to the meeting.

HOW TO VOTE

You may vote your shares at the meeting in person or by proxy:

—TO VOTE IN PERSON, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

—TO VOTE BY PROXY, mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card before the meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card. If you complete the proxy card with the exception of the voting instructions, then the designated persons will vote your shares for the election of the nominated directors and for the ratification of KPMG, LLP as our independent registered public accountants. If any other business properly comes before the meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

Even if you complete and return a proxy card, you may revoke it at any time before it is exercised by taking one of the following actions:

—send written notice to Patricia S. Williams, our corporate secretary, at 16052 Swingley Ridge Rd. Suite 300, St. Louis, MO 63017;

—submit another signed proxy with a later date prior to the meeting; or

—attend the meeting, notify our corporate secretary that you are present, and then vote by ballot.

If your shares are held in the name of a bank, broker or other nominee holder, you will receive instructions from the holder of record explaining how your shares may be voted. Please note that, in such an event, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the meeting.

QUORUM REQUIRED TO TRANSACT BUSINESS

At the close of business on September 19, 2006, 13,329,702 shares of our common stock were outstanding. Our by-laws require that a majority of the shares of our common stock outstanding on that date be represented, in person or by proxy, at the meeting in order to constitute the quorum needed to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

PROPOSAL ONE: ELECTION OF DIRECTORS

The by-laws provide that the board of directors shall consist of not less than  one director. Currently, the board of directors consists of seven members and will continue to consist of seven members after the meeting. Each director serves a term that expires at the annual meeting following his or her election. Each director holds office until his or her successor has been duly elected and qualified. Unless you request on your proxy card that voting of your proxy be withheld, proxies will be voted for the election of the board of directors comprised of the individuals named below.

The nominating and corporate governance committee of our board of directors has nominated Paul D. Melnuk, J. Joe Adorjan,  Andrew L. Berger, James B. Gamache, Marnie S. Gordon, John G. Johnson, Jr., and Bradley G. Pattelli for re-election. THE BOARD BELIEVES THE ELECTION OF THESE NOMINEES IS IN THE COMPANY’S BEST INTEREST AND THE BEST INTEREST OF THE COMPANY’S STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES. Information regarding the nominees, as of September 25, 2006, follows. You will find information about their stock holdings in the “Information about Stock Ownership” section of this proxy statement..

Paul D. Melnuk

Mr. Melnuk has been a member of our board of directors since May 2003, was elected chairman of the board in October 2003, and was appointed chief executive officer on January 28, 2004. Mr. Melnuk is a director and chairman of the audit committee at Petro-Canada, a multinational integrated oil and gas company headquartered in Calgary, Alberta, and a director of several private companies. Mr. Melnuk has been a managing partner of FTL Capital Partners, LLC, a private equity firm, since 2001. Prior to 2001, Mr. Melnuk served as president and chief executive officer of the predecessor to The Premcor Refining Group Inc., an oil refining company, Barrick Gold Corporation, a gold mining company, and Bracknell Corporation, a contracting company. Mr. Melnuk is 52 years old.
J. Joe Adorjan

Mr. Adorjan has been a member of our board of directors since October 2005. He serves on our audit committee and compensation committee. Mr. Adorjan is chairman of Adven Capital, a private equity firm and is a Partner of Stonington Partners Inc. He served as chairman and chief executive officer of Borg-Warner Security Corporation, a provider of security services, from 1995-2000. Prior to joining Borg-Warner Security Corporation, Mr. Adorjan was president of Emerson Electric. Mr. Adorjan served as chairman and chief executive officer of ESCO Electronics Corporation from 1990 to 1992. Mr. Adorjan serves as a director for Goss Graphics Systems Inc. and is chairman of Bates Sales Company. Mr. Adorjan is 66 years old.

Andrew L. Berger

Mr. Berger has been a member of our board of directors since May 2003. He is chairman of our board’s nominating and corporate governance committee and a member of the compensation committee. Since 2003, he has been a senior managing director of C.E. Unterberg, Towbin and is currently chairman of its asset management business. From 1998 until 2002, he was a member of executive management of Union Bancaire Privee in Geneva, Switzerland and was responsible for coordinating asset management activities and for corporate development. Prior thereto, he held positions in financial services businesses in New York and London, and practiced law in New York and Paris. Mr. Berger is 59 years old.

James B. Gamache

Mr. Gamache has been a member of our board of directors since May 2003. He serves on our board’s audit committee and the nominating and corporate governance committee . Mr. Gamache was the vice president of sales, western division of Roadway Express, Inc. from February 1993 to December 2001. Thereafter, he took a special assignment as a director of Roadway Air until September 2003, when he was named vice president of special services for Roadway Express Inc. Since May, 2005, he has held the position of senior vice president of sales for YRC Regional Transportation. Mr. Pattelli, a member of our board of directors, is Mr. Gamache’s nephew. Mr. Gamache is 52 years old.

Marnie S. Gordon

Ms. Gordon has been a member of our board of directors since May 2003. She chairs our board’s audit committee and serves on our board’s nominating and corporate governance committee. Ms. Gordon was a director at Angelo, Gordon & Co., L.P. from 1998 until 2001. Prior to that, Ms. Gordon was a vice president at Goldman, Sachs & Co, a position she held from 1993 until 1998. Ms. Gordon was also a director on the board of and chair of the audit committee for Telewest Global, Inc. until March, 2006 at which time it merged with NTL. Ms. Gordon, a Chartered Financial Analyst, is 41 years old.

John G. Johnson, Jr.

Mr. Johnson has been a member of our board of directors since May 2003. He is our lead director, chairman of our board’s compensation committee and serves on our board’s audit committee. Mr. Johnson was the president and chief executive officer of Foamex International, Inc. from April 1999 to January 2001 and the president and chief executive officer of Safety-Kleen Corp. from January 1993 to August 1997. Mr. Johnson is a member of the board of directors of GenTek Inc. Mr. Johnson is 65 years old.

Bradley G. Pattelli

Mr. Pattelli has been a member of our board of directors since May 2003. Since 1998, Mr. Pattelli has been employed by Angelo, Gordon & Co., L.P. as an investment analyst, where he focuses on the leveraged loan and distressed securities markets. Previously, he served as a portfolio manager and analyst at di Silvestri Asset Management LLC. Mr. Pattelli is a Chartered Financial Analyst. Mr. Gamache is Mr. Pattelli’s uncle. Mr. Pattelli is 39 years old.

No director nominee, or any associate of a nominee, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or our subsidiaries. The board of directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If any director named above becomes unable or unwilling to serve, the proxies will be voted for an alternative or alternatives designated by the present board of directors. As an alternative, the board of directors may reduce the number of directors to be elected at the meeting.

The nominees receiving the greatest number of votes cast will be elected as directors. Absentions and broker non-votes will not be counted toward the number of votes required for any nominee’s election. Brokers have discretionary voting power with respect to director elections.

OTHER MATTERS

The board of directors is not aware of any matters that are expected to come before the meeting other than those referred to in this proxy statement. If any other matter should properly come before the meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment.

The chairperson of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the procedures outlined in the following section of this proxy statement.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Under SEC rules, a stockholder who intends to present a proposal, including nomination of a director, at our 2007 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to Patricia S. Williams, our corporate secretary, at 16052 Swingley Ridge Road, Suite 300, St. Louis, Missouri 63017 before November 30, 2006. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

In addition, if a stockholder fails to notify us on or before February 12, 2007 of a proposal which such stockholder intends to present at our 2007 Annual Meeting of Stockholders other than through inclusion of such proposal in our proxy materials for the meeting, then management proxies may use their discretionary voting authority with respect to such proposal if it is presented at the meeting.

INFORMATION ABOUT EXECUTIVE OFFICERS

Our executive officers are elected by our board of directors and hold office until the first meeting of the board following an annual meeting of stockholders. Brief biographies of our executive officers follow. You will find information about their holdings of common stock in the “Information about Stock Ownership” section of this proxy statement.

Paul D. Melnuk	Mr. Melnuk is chairman of the board and our chief executive officer. You will find background information about Mr. Melnuk on page 2.
Terry J. Downes

Mr. Downes has served as executive vice president of global corporate development since March 2006. Mr. Downes joined Thermadyne in June 2003 as director of market integration. He has 12 years of international business development experience with primary focus in the manufacturing sector. He was previously employed by Novar PLC and Redland PLC. Mr. Downes has lived in the United States, Latin America, Southeast Asia and Europe. Mr. Downes is 39 years old.

John A. Boisvert

Mr. Boisvert was appointed executive vice president of brand management in January 2003. Previously, he served as executive vice president for our subsidiaries, Thermal Dynamics Corporation and C&G Systems, Inc. Prior to that time, Mr. Boisvert served as the vice president, general operations manager for Thermal Dynamics and C&G. He has over 20 years of experience in various capacities within Thermadyne. Mr. Boisvert is 44 years old.

Dennis G. Klanjscek

Mr. Klanjscek has served as executive vice president of Asia Pacific since January 1996. Prior to January 1996, Mr. Klanjscek spent over 20 years with British Oxygen Company and six years leading a management buyout of a welding company in Australia. Mr. Klanjscek is 56 years old.

Martin Quinn

Mr. Quinn was appointed executive vice president of global sales effective March 30, 2005. From 1999 to March 30, 2005, Mr. Quinn served as vice president marketing and sales-Asia Pacific. Prior to that, he was managing director-Asia. Mr. Quinn is 49 years old.

Steven A. Schumm

Mr. Schumm was appointed executive vice president, chief financial officer and chief administrative officer in August 2006. Prior to joining Thermadyne, Mr. Schumm served as executive vice president of LaQuinta Corporation from July 2005 through January 2006. He was employed for the six preceding years as executive vice president and chief administrative officer of Charter Communications. Mr. Schumm is 53 years old.

No executive officer, or any associate of an executive officer, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No executive officer is related by blood, marriage or adoption to any director or any other executive officer.

INFORMATION ABOUT CORPORATE GOVERNANCE

GENERAL

We believe that effective corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. One important element includes having a strong independent board of directors that is accountable to Thermadyne and its stockholders. Our board of directors has undertaken an ongoing review of our corporate governance principles and procedures as set forth in our Corporate Governance Guidelines. As a result of this review, the board made various minor changes to ensure that we conform to applicable best practices. The board will continue to monitor this evolving area and make such additional changes as appropriate.

BOARD AND COMMITTEE MEETINGS

Our board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The board’s primary responsibility is to oversee the management of Thermadyne and, in so doing, serve the best interests of Thermadyne and its stockholders. The board as a whole or through its committees oversees the conduct of the Company’s business and strategic plans to evaluate whether the business is being properly managed. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of our activities through regular written reports and presentations at board and committee meetings.

Our board met 13 times during 2005, of which 5 were regularly scheduled and 8 were specially called meetings. The board has three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. All of our directors, other than Mr. Adorjan, (who joined in October) attended 75% or more of the meetings of the board and of any committees thereof on which they served. Since joining, Mr. Adorjan has also attended at least 75% of the meetings of the board and committees on which he served.

Audit Committee

The audit committee assists our board of directors in fulfilling its financial oversight responsibilities by reviewing all audit processes and fees, the financial information that will be provided to the stockholders, and our systems of internal financial controls. The audit committee has the sole authority and responsibility to select, evaluate and, where appropriate, replace our global independent registered public accounting firm. The audit committee held 22 meetings in 2005. Our board has adopted a written charter for the audit committee. The charter was included as an appendix to the 2005 proxy statement and is available on our website at www.thermadyne.com.

The audit committee consists of Marnie S. Gordon, J. Joe Adorjan, James B. Gamache and John G. Johnson, Jr. The board of directors has determined that Ms. Gordon is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Compensation Committee

Per the compensation committee charter, the committee reviews and determines the compensation and benefits of our executive officers and key managers. The compensation committee also administers the issuance of stock options and other awards under our stock plans and establishes and reviews policies relating to the compensation and benefits of employees and consultants. The compensation committee was comprised of Andrew L. Berger, James B. Gamache and John G. Johnson, Jr. until October of 2005 when Mr. Gamache resigned from the compensation committee and J. Joe Adorjan was added to the committee. The compensation committee met 4 times in 2005. The compensation committee’s charter is available on our website at www.thermadyne.com.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee recommends, solicits and interviews candidates for membership on the board of directors. The nominating and corporate governance committee also oversees and evaluates issues of corporate governance and makes recommendations to the board regarding governance policies and practices. The current members of the nominating and corporate governance committee are Andrew L. Berger,  James B. Gamache and Marnie S. Gordon. The nominating and corporate governance committee met 5 times in 2005. The charter of the nominating and corporate governance committee is available on our website at www.thermadyne.com.

Lead Director

Our corporate governance guidelines provide that if our chairman of the board is not an independent director, the nominating and corporate governance committee shall recommend, and the board shall appoint, one of its independent directors to serve as lead director.  The lead director is responsible for coordinating and developing the agenda for the executive sessions of the non-management directors, working with the chairman of the board and the committees to develop meeting agendas and calling special meetings of the board or additional executive sessions, as necessary.

Independent Directors

Although our securities are not traded on The Nasdaq Stock Market, for purposes of assessing director independence, the board of directors uses the definition of “independence” contained in current Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market. Each of the members of the audit and compensation committees and the nominating and corporate governance committee are “independent” under this Rule, and each of the members of the audit committee meets the heightened criteria for independence applicable to members of audit committees under Rule 4350(d)(2)(A) of the listing standards of The Nasdaq Stock Market.

DIRECTOR NOMINATIONS

Director candidates are recommended by the nominating and corporate governance committee. The nominating and corporate governance committee’s charter directs the committee to investigate and assess the background and skills of potential candidates for directors. In accordance with the board’s governance principles, the committee seeks to create a board that will bring a broad range of experience, knowledge and judgment to the company. The committee does not have specific minimum qualifications that must be met by a candidate for election to the board of directors in order to be considered for nomination by the committee. When the committee reviews a potential new candidate, the committee looks specifically at the candidate’s qualifications in light of the needs of the board and Thermadyne at that time given the current mix of director attributes. In addition, the committee also considers the candidate’s independence, as defined by the board’s governance principles.

Upon identifying a candidate for serious consideration, one or more members of the nominating and corporate governance committee would interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other committee members (individually or as a group), meet our chief executive officer and other executive officers and ultimately meet many of the other directors. The nominating and corporate governance committee elicits feedback from all persons who met the candidate and determines whether or not to nominate the candidate. The process is the same whether the candidate is recommended by a stockholder, another director, management or otherwise. We have not paid a fee to any third party for the identification or evaluation of candidates.

Stockholders who wish to recommend director candidates for the next Annual Meeting of Stockholders should notify the nominating and corporate governance committee no later than November 30, 2006. Submissions are to be addressed to the nominating and corporate governance committee c/o our corporate secretary at our executive offices, which submissions will then be forwarded to the committee. The nominating and corporate governance committee will evaluate the possible nominee using the criteria established by it and will consider such person in comparison to all other candidates. The nominating and corporate governance committee is not obligated to nominate any such individual for election. No such stockholder nominations have been received by us for this Annual Meeting. Accordingly, no rejections or refusals of such candidates have been made by us.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with any and all members of our board of directors by transmitting correspondence via mail or facsimile addressed to one or more directors by name (or to the chairman of the board, for a communication addressed to the entire board) at the following address and facsimile number:

Name of the Director(s)

c/o Patricia S. Williams, Corporate Secretary

Thermadyne Holdings Corporation

16052 Swingley Ridge Road, Suite 300

St. Louis, Missouri 63017

Facsimile No: (636) 728-3010

Communications from our stockholders to one or more directors will be collected and organized by our corporate secretary under procedures approved by our independent directors. The corporate secretary will forward all communications to the chairman of the board of directors or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the corporate secretary may, in her discretion, forward only representative correspondence.

The chairman of the board of directors will determine whether any communication addressed to the entire board of directors should be properly addressed by the entire board of directors or a committee thereof. If a communication is sent to the board of directors or a committee, the chairman of the board or the chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response will be coordinated with our general counsel.

We do not have a formal policy regarding attendance by members of the board of directors at our Annual Meeting of Stockholders, but strongly encourage directors to attend. We make every effort to schedule our Annual Meeting of Stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. To facilitate attendance and reduce travel costs, we generally schedule our Annual Meeting to occur immediately before a periodic meeting of the board of directors. Six of our current directors attended the 2005 Annual Meeting.

COMPENSATION OF DIRECTORS

Other than Mr. Melnuk, each director is entitled to receive a $75,000 annual fee. Of this amount, 40% is deferred into the non-employee directors’ stock compensation plan. We pay Messrs. Berger and Johnson an additional  $5,000 per year for their services as chairman of our nominating and corporate governance committee and chairman of our compensation committee, respectively. Mr. Johnson also receives $10,000 per year for his service as lead director. Ms. Gordon is paid $20,000 for her service as chair of our audit committee. In addition, Messrs. Gamache, Adorjan and Johnson are paid $5,000 per year for their services on the audit committee. Additionally, we granted to each of Messrs. Berger, Pattelli, Gamache, Melnuk and Johnson and Ms. Gordon non-qualified stock options to purchase 25,000 shares of our common stock under Thermadyne Holdings Corporation Non-Employee Directors Stock Option Agreements in

August 2003. These options were accelerated on December 31, 2005. All options are non-qualified stock options granted at 100% of the fair market value on the grant date.

Directors also are reimbursed for all reasonable travel and other expenses of attending meetings of the board of directors, committee meetings of the board of directors and such other meetings as requested by the chairman.

Pursuant to an arrangement between Mr. Pattelli and his employer, Angelo, Gordon & Co., L.P., all stock and director fees to which Mr. Pattelli is otherwise entitled are paid and distributed to Angelo, Gordon & Co., L.P. and are subsequently remitted to the funds that hold shares of stock in us on a pro rata basis.

AUDIT COMMITTEE REPORT

Management is responsible for internal controls, the financial reporting process and compliance with laws and regulations. Our independent registered public accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards, evaluating our internal controls over financial reporting, and issuing reports thereon. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee ensures that during the course of each fiscal year it devotes the attention it deems necessary and appropriate to each of the matters assigned to it under its charter. The audit committee’s duties and responsibilities do not include conducting audits or accounting reviews. Therefore, the audit committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in its report on the consolidated financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

In this context for 2005, the audit committee has met and held discussions with management and with Ernst & Young LLP to review and discuss our consolidated financial statements for the fiscal year ended December 31, 2005 before their issuance and to discuss significant accounting issues. Management represented to the audit committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The audit committee obtained from and discussed with Ernst & Young LLP a formal written statement describing all relationships between the auditors and the company that might bear on the auditors’ independence consistent with Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The audit committee monitors auditor independence and has reviewed non-audit services performed by the independent registered public accountants.

The audit committee discussed and reviewed with Ernst & Young LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accountants’ examination of the financial consolidated statements for the fiscal year ended December 31, 2005.

Based on the above-mentioned review and discussions with management and Ernst & Young LLP, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

By the Audit Committee:

Marnie S. Gordon, Chairman
J. Joe Adorjan
James B. Gamache
John G. Johnson, Jr.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has appointed the firm of KPMG LLP as our independent registered public accountants to audit our accounts and the accounts of our subsidiaries for the quarters ended June 30, 2006 and September 30, 2006, the quarter ending December 31, 2006, and the year ending  December 31, 2006. The audit committee proposes that our stockholders ratify the appointment at this Annual Meeting. Representatives of KPMG LLP will be present, by phone, at the meeting to answer appropriate questions. They will have the opportunity to make a statement if they so desire.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.   The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting is required to ratify the appointment of KPMG LLP as our independent registered public accountants. Broker non-votes will not be counted as votes in favor of ratification. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the ratification of KPMG LLP as our independent registered public accountants.

As reported in the Company’s filings with the SEC, Ernst & Young LLP resigned from its position as the Company’s independent registered public accountants effective August 3, 2006.  The reports of Ernst & Young LLP on the Company’s financial statements as of and for the year ended December 31, 2004 and as of and for the seven months ended December 31, 2003 were withdrawn. Ernst & Young LLP served as the Company’s independent registered public accountants for the fiscal year ended December 31, 2005 and the quarter ended March 31, 2006.  Representatives from Ernst & Young LLP are not expected to be present at the Annual Meeting.

The Company was required to restate its previously filed financial statements for the seven months ended December 31, 2003, the year ended December 31, 2004, each of the quarters in the year ended December 31, 2004 and each of the first three quarters of the year ended December 31, 2005 to correct errors in accounting for certain income tax matters, foreign currency translation, certain foreign business units and miscellaneous other matters.  The Company included these restated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2005.

In connection with the audits of the Company’s financial statements for the years ended December 31, 2004 (restated) and 2005 and the subsequent period through August 3, 2006, there were no disagreements (as described under Item 304(a)(1)(iv) of Regulation S-K) to date between Ernst & Young LLP and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures that, if not resolved to the satisfaction of Ernst & Young LLP, would cause Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with issuing its report on the Company’s financial statements for such periods.

During the years ended December 31, 2005 and 2004, and through August 3, 2006, there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K, except as follows:

•  The Company disclosed certain material weaknesses in its internal controls over financial reporting in its Annual Reports on Form 10-K filed March 31, 2005 and August 3, 2006 and its Quarterly Reports on Form 10-Q filed May 10, 2005, August 9, 2005, October 9, 2005 and August 3, 2006.  For a discussion of these material weaknesses, see Item 9A “Controls and Procedures” in each of these Annual Reports and Item 4 “Controls and Procedures” in each of these Quarterly Reports.  Each of these items is incorporated herein by reference.

As discussed above, the audit committee of the board of directors approved the engagement of KPMG LLP as the Company’s independent registered public accounting firm, effective September 18, 2006, for the quarters ended June 30, 2006 and September 30, 2006, the quarter ending December 31, 2006 and the year ending December 31, 2006.  During the years ending December 31, 2004 and 2005, and the subsequent interim period through the date of this proxy statement, the Company did not consult with KPMG LLP regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES AND OTHER MATTERS

In respect of the fiscal years ended December 31, 2005 and 2004, Ernst & Young LLP, our former independent registered public accountants, billed us the fees set forth below in connection with services rendered by the independent registered public accountants to us (in thousands):

Fee Category	2005	2004
Audit Fees	$3,291	$2,412
Audit-Related Fees	1	2
Tax Fees	62	367
Total	$3,354	$2,781

Audit fees consisted of fees for the audit of our annual consolidated financial statements and review of quarterly financial statements, as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents and assistance with and review of company documents filed with the SEC.

Audit-related fees consisted of fees for assurance and related services, including consultation concerning financial accounting and reporting standards and consultation concerning matters relating to Section 404 of the Sarbanes-Oxley Act of 2002.

Tax fees consisted of fees for tax compliance, tax advice and tax planning services.

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accountants and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval. All 2005 and 2004 services were pre-approved by the audit committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the amendments of our Second-Lein Facility to, among other things, increase our borrowings under such facility from $20.0 million to $50.0 million, three affiliates of Angelo, Gordon & Co., LP (“Angelo Gordon”) became lenders of $36.0 million in the aggregate under the Second-Lein Facility. Angelo Gordon holds approximately 33.7% of our outstanding shares of common stock. The terms of the Second-Lein Facility, including the amendments, were negotiated at arms length and we believe the terms of the facility are as favorable to us as could be obtained from a lender with whom we have  no affiliation.

We are party to employment agreements with Messrs. Schumm, Melnuk, Boisvert, Klanjscek, Downes and Quinn. For a more detailed discussion of these employment agreements, including severance provisions, see “Executive Compensation—Employment Agreements.”

CODE OF ETHICS

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, our executive officers and our division controllers. A copy of our Code of Ethics can be found on our website at www.thermadyne.com. We intend to disclose future amendments to our Code of Ethics, as well as any waivers thereof, on our website to the extent permissible by the rules and regulations of the SEC and any exchange upon which our stock may be listed.

INFORMATION ABOUT EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned during 2005, 2004 and 2003 by our chief executive officer and its four other most highly compensated executive officers who were serving as executive officers on December 31, 2005 (the “named executives”).

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long-term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)		Securities Underlying Options (#)(1)	All Other Compensation ($)(2)
Paul D. Melnuk	2005	570,193	150,000	(5)	—			6,300
President and Chief	2004	428,308	—		32,400	(3)	175,000
Executive Officer	2003		—		124,517	(3)	50,000	—
John Boisvert	2005	266,288	71,000	(5)	21,363	(2)	—	—
Executive Vice President—	2004	300,850	—				50,000	3,129
Brand Management	2003	191,262	61,667				—	1,050
Terry Downes	2005	165,896	78,100	(5)	6,000	(2)	15,500	—
Executive Vice President—	2004	136,909	5,600				25,000	53,160
Global Corporate	2003	69,231	—				—	—
Development(4)
Dennis Klanjscek	2005	331,526	65,323	(5)	30,469	(2)	25,000	53,160
Executive Vice President—	2004	343,546	—				—	38,146
Asia Pacific	2003	323,280	293,961				—	34,933
Martin Quinn	2005	247,807	132,348	(5)(6)	4,478	(2)	50,000	23,190
Executive Vice President—	2004	176,056	61,889				—	42,770
Global Sales	2003	167,801	71,595				—	40,836
David L. Dyckman	2005	275,906	—		22,921	(2)	—	—
Former Executive Vice President Chief Financial Officer(7)

(1)          Mr. Melnuk was granted 25,000 shares as a non-employee director and 175,000 as Chief Executive Officer. All other shares held by named executive officers were granted under the 2004 Stock Incentive Plan.

(2)          All other compensation includes as follows: Paul D. Melnuk $6,300 (deferred compensation to 401(k) plan); Dennis Klanjscek (a citizen of Australia) $83,629 ($30,469 car, $45,187 to superannuation retirement fund, $7,973 to job facility); John Boisvert $21,363 ($6,000 car allowance and $15,363 one-time vacation payout); Martin Quinn (a citizen of Australia) $27,668 ($22,293 to superannuation retirement fund, $4,478 car allowance, $897 job facility); Terry Downes $6,000 (car allowance). David Dyckman $22,921 ($6,000 car allowance and $16,921 vacation payout).

(3)          Represents compensation earned as a non-employee director, prior to Mr. Melnuk’s election as an officer.

(4)          Prior to March 2006, Mr. Downes served as the Company’s Vice President—Global Corporate Development.

(5)          Thermadyne Incentive Plan (2005 bonus).

(6)          Mr. Quinn received a one-time signing bonus of $61,348.

(7)          Mr. Dyckman resigned from his position on December 22, 2005.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information with respect to the stock option grants made during 2005 to each named executive officer. No stock appreciation rights were granted to the named executive officers during the fiscal year.

	Individual Grants
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in	Exercise	Expiration		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted	Fiscal Year	Price	Date		5%	10%
Dennis Klanjscek(1)	20,000	3.9%	$14.45	7/20/2015		$134,800	$372,000
	5,000	1.0%	$13.75	9/12/2015		$38,000	$98,850
Martin Quinn(1)	50,000	9.7%	$12.15	4/4/2015		$437,500	$1,000,000
Terry J. Downes
(1)	15,000	2.9%	$12.18	4/21/2015		$131,400	$301,350
(2)	500	0.1%	$13.95	7/12/2015		$3,610	$9,520
David L. Dyckman(1)	50,000	9.7%	$12.80	12/22/2005	(3)	—	—

(1)       The options shall become exercisable as follows: (i) one-half of the options became vested and exercisable on December 31, 2005, however, the sale of shares acquired by an exercise is restricted until the original vesting dates of the options; and (ii) one-half will become vested and exercisable in three equal annual installments on each of  the first three anniversaries of the date of the grant (“Installment Date”) if the Company achieves its Return on Invested Capital Targets in accordance with its annual budget for the immediately preceding fiscal year (the “Performance Options”). If the Performance Options do not vest in any year due to the failure to achieve Return on Invested Capital Targets for such year, such Performance Options shall vest on any subsequent Installment Date if the Company has achieved on such date the Return on Invested Capital Targets for the current year, plus the Return on Invested Capital Targets for the prior years for which such targets were not achieved (after taking into account any portion of such targets achieved in prior years). Notwithstanding the above vesting schedule, the Performance Options shall become exercisable as to 100% of the shares of common stock subject to the Performance Options seven (7) years after the date of the grant (but only to the extent such Performance Options have not otherwise terminated or become exercisable) whether or not the Return on Invested Capital Targets are achieved.

(2)       The options became exercisable on December 31, 2005, however, the sale of shares aquired by an exercise is restricted until the original vesting date of the options.

(3)       Upon his resignation on December 22, 2005, all options were cancelled.

OPTION EXERCISES AND YEAR-END VALUE OF UNEXERCISED OPTIONS

The following table sets forth information regarding the number and value of exercised and unexercised options held by each of the named executive officers as of December 31, 2005.

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Paul D. Melnuk	—	—	137,500	87,500	$76,250	$17,500
Dennis Klanjscek	—	—	12,500	12,500	—	—
John Boisvert	—	—	25,000	25,000	$5,000	$5,000
Martin Quinn	—	—	25,000	25,000	$28,750	$28,750
Terry J. Downes.	—	—	28,000	12,500	$19,300	$2,500
David L. Dyckman.	—	—	—	—	—	—

EMPLOYMENT AGREEMENTS

Mr. Melnuk

Paul Melnuk, the chairman of our board of directors, was named president and chief executive officer on January 28, 2004. In exchange for his services, we entered into an agreement to pay Mr. Melnuk $550,000 annually and we agreed to grant to him stock options to purchase an aggregate of 175,000 shares of our common stock. One half of these options are vested. The other half of these options vest ratably over three years if we meet certain performance objectives and in any case, seven years after the date of the grant if they have not been terminated or become otherwise exercisable whether or not we have met the performance objectives. This is in addition to the stock options to purchase an aggregate of 25,000 shares of our common stock which were granted to him while he assisted us in the management of our company prior to being named chief executive officer. Mr. Melnuk will also be eligible for a bonus in an amount up to his annual salary under our management incentive plan.

Mr.  Melnuk’s employment may be terminated by us for cause or permanent disability. If Mr. Melnuk is terminated without cause, he will be entitled to receive pay equal to one year of base pay plus the average bonus for the last two years. If Mr. Melnuk’s position is eliminated after a change of control, Mr. Melnuk is entitled to severance pay equal to two years of base pay plus the average bonus for the last two years.

Mr. Boisvert

We entered into a Second Amended and Restated Executive Employment Agreement with Mr. Boisvert in January, 2004 pursuant to which he will serves as executive vice president brand management. This agreement provides for an annual base salary of $266,288. Mr. Boisvert is eligible for a target bonus of 60% of his base pay under our management incentive plan.

We granted Mr. Boisvert options to purchase up to 50,000 shares of its common stock, with half of the options vesting in three equal annual installments on August 1, 2004, 2005 and 2006. The other half will vest in three equal annual installments on each of the first three anniversaries of the date of grant if we meet certain performance objectives.

The employment agreement is subject to termination with cause (as defined by the agreement), upon death or disability, without cause, and for constructive termination. No severance pay is due under any agreement terminated with cause. Severance pay equal to eighteen months of base pay plus the bonus for the year in which the termination occurs is due under any other termination event.

Mr. Schumm

We entered into an Executive Employment Agreement with Mr. Schumm in August, 2006 pursuant to which he serves as executive vice president, chief financial officer and chief administrative officer. This agreement has an initial term of two years unless terminated earlier as defined in the agreement. The agreement provides for an annual base salary of $325,000. Additionally, Mr. Schumm is eligible for a target bonus of 75% of his base pay under our management incentive plan.

Mr.  Schumm was granted the option to purchase up to 120,000 shares of our common stock, with half of the options vesting in three equal annual installments on October 1, 2007, October 1, 2008 and October 1, 2009. The other half will vest in three equal annual installments on each of the first three anniversaries of the date of grant if certain performance objectives are met.

The employment agreement is subject to termination with Cause (as defined by the agreement), upon death or disability, without cause, and for constructive termination. No severance pay is due under any agreement terminated with Cause. Severance pay equal to twelve months of base pay plus the bonus for the year in which the termination occurs is due under any other termination event.

Mr. Klanjscek

We entered into an  Amended and Restated Executive Employment Agreement with Mr. Klanjscek on June 13, 2002 pursuant to which he serves as Executive Vice President-Asia Pacific. Under the agreement, Mr. Klanjscek is paid Australian $415,000 per year. In addition, he is eligible for a target bonus of 60% of his base pay under our management incentive plan.

The employment agreement is subject to termination with cause, upon death or disability, without cause, and for constructive termination. Except for termination for Cause, upon termination Mr. Klanjscek would be entitled to two years pay plus two years of his average annual bonus in the two years preceding termination. No severance pay is due under any agreement if terminated for Cause.

Mr. Quinn

We entered into an Executive Employment Agreement with Mr. Quinn in April, 2005 pursuant to which he serves as executive vice president global sales. The agreement provides for an annual base salary of $270,000. Additionally, he is eligible for a targe bonus of 75% of his base pay under our management incentive plan.

Mr.  Quinn was granted the option to purchase up to 50,000 shares of our common stock, with half of the options vesting in three equal annual installments on April 4, 2006, April 4, 2007 and April 4, 2008. The other half will vest in three equal annual installments on each of the first three anniversaries of the date of grant if certain performance objectives are met.

The employment agreement is subject to termination with Cause (as defined by the agreement), upon death or disability, without cause, and for constructive termination. No severance pay is due under any agreement terminated with Cause. Severance pay equal to twelve months of base pay plus the bonus for the year in which the termination occurs is due under any other termination event.

Mr. Downes

We entered into a Second Amended and Restated Executive Employment Agreement with Mr. Downes in January, 2004 pursuant to which he will serve as vice president global corporate development. This agreement provides for an annual base salary of $135,000. Additionally, Mr. Downes is eligible for a target bonus of 50% of his base pay under our management incentive plan.

Mr.  Downes was granted the option to purchase up to 25,000 shares of our common stock, with half of the options vesting in three equal annual installments on August 1, 2004, 2005 and 2006. The other half will vest in three equal annual installments on each of the first three anniversaries of the date of grant if certain performance objectives are met.

The employment agreement is subject to termination with Cause (as defined by the agreement), upon death or disability, without cause, and for constructive termination. No severance pay is due under any agreement terminated with Cause. Severance pay equal to twelve months of base pay plus the bonus for the year in which the termination occurs is due under any other termination event.

COMPENSATION COMMITTEE REPORT

The compensation committee is responsible for the oversight and administration of our executive compensation program. The committee operates pursuant to a written charter.

Our executive compensation program is based on a philosophy that the total compensation package must be competitive with comparable companies with whom we compete for talent in order to attract and retain outstanding executives. The program also seeks to emphasize variable compensation that is dependent on the achievement of performance goals set by the committee. The 2005 executive compensation program was based on the following principles:

•       Base salaries;

•       Annual incentive awards; and

•       Option Grants.

The philosophy underlying each element of executive compensation is discussed below.

Base Salary. Base salary reflects the external market value of a particular role as well as the experiences and qualifications that an individual brings to the role. Base salary is generally targeted to the median of the base pay paid by comparable companies for a particular role. Base salary is targeted at the median of other manufacturing companies that participate in compensation surveys conducted by human resource consulting firms. Where scope data is available, companies are of a similar size.

Management Incentive Plan. The Incentive Plan for all salaried employees, including executives, provides for cash awards that are determined shortly after the end of the performance year being measured. In 2005, each participant was eligible for an annual bonus based on a combination of company and individual performance. The committee considers key achievements and missed opportunities of each executive as its basis for approving the total bonus amount.

Other Grants. The committee may also make grants of stock options to individual executives to hire or retain those individuals or motivate achievement of particular business objectives. Additional stock option grants may be made to hire or retain certain individuals, reflect increased responsibility, or motivate the achievement of a particular business objective.

CHIEF EXECUTIVE OFFICER COMPENSATION

The committee is responsible for reviewing no less than annually the performance of the company’s chief executive officer and determining the compensation of the chief executive officer.

Effective as of January 28, 2004, the date of his election as president and chief executive officer of Thermadyne, Mr. Melnuk executed an executive employment agreement with the Company pursuant to which his annual base pay is compensation is $550,000. In addition, Mr. Melnuk is eligible for a bonus in an amount up to his annual salary if Mr. Melnuk meets certain mutually agreed upon performance objectives. Mr. Melnuk received a bonus of $150,000 for 2005.

SECTION 162(m)

Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”), as amended, limits the federal income tax deductibility of compensation paid to the executive officers named in the Summary Compensation Table. The company generally may deduct compensation to such an officer only if the compensation does not exceed $1,000,000 during any fiscal year or is “performance-based” as defined in Section 162(m).

The compensation committee believes these executive compensation policies and programs effectively serve the interests of stockholders and Thermadyne and are appropriately balanced to provide increased motivation for executives to contribute to Thermadyne’s future success.

By the Compensation Committee:

John G. Johnson, Jr., Chairman

J. Joe Adorjan

Andrew L. Berger

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our compensation committee during fiscal year 2005 were Andrew L. Berger, J. Joe Adorjan and John G. Johnson, Jr., and James B. Gamache. Mr Adorjan became a member in October of 2005, at which time Mr. Gamache resigned the committee.

None of our executive officers serve as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the current members of our compensation committee has ever been an officer or employee of Thermadyne or any of our subsidiaries.

INFORMATION ABOUT STOCK OWNERSHIP

The following table sets forth, as of September 19, 2006, certain information regarding the ownership of common stock (i) by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, (ii) by each director, (iii) by each named executive officer, and (iv) by all directors and executive officers as a group. The Company believes that, unless otherwise noted, each person shown in the following table has sole voting and sole investment power with respect to the shares indicated.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number of Shares	Percent of Class (1)
Angelo, Gordon & Co., L.P., 245 Park Avenue, New York, NY 10167 (2)	4,496,555	33.7%
Yaupon Partners L.P., 840 Apollo Street, Suite 223, El Segundo, CA 90245 (3)	1,004,246	7.5%
Corsair Capital Management, L.L.C., Jay R. Petschek, Steven Major and certain related entities (4)	1,032,101	7.7%
Goldman, Sachs & Co., The Goldman Sachs Group, Inc. (5)	801,800	6.0%
Delta Partners LLC and Charles Jobson (6)	676,000	5.1%
Paul D. Melnuk (7)	199,961	1.5%
Steven A. Schumm	0	*
David L. Dyckman(8)	1,250	*
J. Joe Adorjan	2,500	*
Andrew L. Berger (7)	25,000	*
James B. Gamache (7)	33,000	*
Marnie S. Gordon (7)	25,000	*
John G. Johnson, Jr. (7)	26,000	*
Bradley G. Pattelli (7)	35,000	*
Dennis Klanjscek (7)	12,500	*
John Boisvert (7)	25,096	*
Terry J. Downes (7)	28,000	*
Martin Quinn (7)	25,072	*
All directors and executive officers as a group (12 persons)(9)	437,129	3.2%

*      Represents less than 1%.

(1)   Based on 13,329,702 shares of common stock outstanding and calculated in accordance with Rule 13d-3         under the Securities Exchange Act of 1934, as amended.

(2)  Information with respect to the outstanding shares beneficially held by Angelo, Gordon & Co., L.P. is based on a Form 4/A filed with the SEC on February 21, 2006 by such firm.

(3)  Information with respect to the outstanding shares beneficially owned by Yaupon Partners, L.P. is based on a Schedule 13G filed with the SEC on February 13, 2006 by such firm.

(4)  Information is based on a Schedule 13G/A filed with the SEC on February 15, 2006 by Corsair Capital Partners, L.P., Corsair Long Short International, Ltd., Corsair Select, L.P., Corsair Capital Partners 100, L.P., Corsair Capital Investors, Ltd., Corsair Capital Management, L.L.C., Jay R. Petschek and Steven Major.

(5)  Information with respect to the outstanding shares beneficially owned by Goldman, Sachs & Co. and The Goldman Sachs Group, Inc. is based on a Schedule 13G/A filed with the SEC on February 3, 2006 by such firm.

(6)  Information with respect to the outstanding shares beneficially owned by Delta Partners LLC and Charles Jobson is based on a Schedule 13G filed with the SEC on January 10, 2006.

(7)  Includes the following number of respective options exercisable within 60 days of September 19, 2006:  Mr. Melnuk—137,500; Mr. Berger—25,000; Mr. Gamache—25,000; Ms. Gordon—25,000; Mr. Johnson—25,000; Mr. Klanjscek—12,500; Mr. Boisvert—25,000; Mr. Downes—28,000; Mr. Quinn—25,000; and all directors and executive officers as a group-328,000.

(8)  Mr. Dyckman resigned as the Company’s Executive Vice President and Chief Financial Officer effective December 22, 2005.

(9)  Group includes: Mr. Melnuk, Mr. Adorjan, Mr. Berger, Mr. Gamache, Ms. Gordon, Mr. Johnson, Mr. Pattelli, Mr. Klanjscek, Mr. Boisvert, Mr. Downes, Mr. Schumm and Mr. Quinn.

PERFORMANCE GRAPH

On May 23, 2003, we emerged from Chapter 11 bankruptcy protection. As a result, all shares of common stock outstanding on May 23, 2003 were canceled on such date and new common stock was issued. The following graph shows a comparison of our cumulative total returns, the Nasdaq Stock Market Index and the Standard & Poor’s Midcap 400 Manufacturing (Specialized Industries) Index (the “S&P Midcap 400 Mfg Index”) for the periods from May 30, 2003 (the first day of trading after the emergence from Chapter 11 bankruptcy) to December 31, 2003, January 1, 2004 to December 31, 2004 and January 1, 2005 to December 31, 2005. The comparison assumes $100 was invested on May 30, 2003 in each of our common stock, the Nasdaq Stock Market Index, and the S&P Midcap 400 Mfg Index, and assumes compounded daily returns with reinvestment of dividends.

Value of $100 Invested

	5/30/2003	12/31/2003	12/31/2004	12/31/2005
Nasdaq Stock Market	$100.00	$125.53	$136.31	$138.53
S&P Midcap (Mfg) (Specialized Index)	$100.00	$121.38	$139.78	$155.53
Thermadyne Holdings Corporation	$100.00	$117.14	$123.81	$126.67

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors, executive officers and beneficial owners of more than ten percent of our common stock are required by Section 16(a) of the Securities Exchange Act to file reports with the SEC detailing their beneficial ownership of our common stock and reporting changes in such beneficial ownership. We are required to disclose any late filings of such reports. To our knowledge, based solely upon a review of copies of reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements during 2005 were complied with on a timely basis.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our 2005 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at:

Thermadyne Holdings Corporation

16052 Swingley Ridge Road, Suite 300

St. Louis, Missouri 63017

Attn: Patricia S. Williams, Corporate Secretary

Phone: (636) 728-3133

Facsimile No: (636) 728-3010

If you want to receive separate copies of our proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following information is incorporated by reference under the “Proposal 2:  Ratification of Appointment of Independent Registered Public Accountants” section of this proxy statement:

•  Item 9A “Controls and Procedures” included in each of the Company’s Annual Reports on Form 10-K filed March 31, 2005 and August 3, 2006; and

•  Item 4 “Controls and Procedures” included in each of the Company’s Quarterly Reports on Form 10-Q filed May 10, 2005, August 9, 2005, October 9, 2005 and August 3, 2006.

We will provide you of a copy of this information within one business day of our receipt of your request delivered via mail or telephone to:

Thermadyne Holdings Corporation

16052 Swingley Ridge Road, Suite 300

St. Louis, Missouri  63017

Attn:  Patricia S. Williams, Corporate Secretary

Phone:  (636) 728-3133

Facsimile No. (636) 728-3010

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

Election of Directors

The Board of Directors recommends a vote FOR the listed nominees.

1. ELECTION OF DIRECTORS

	For	Withhold		For	Withhold

01 - Paul D. Melnuk	☐	☐	05 - Marnie S. Gordon	☐	☐

02 - J. Joe Adorjan	☐	☐	06 - John G. Johnson, Jr.	☐	☐

03 - Andrew L. Berger	☐	☐	07 - Bradley G.Pattelli	☐	☐

04 - James B. Gamache	☐	☐

Issues

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP.	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF.		Mark this box with an X if you plan to attend the Meeting.
☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

		☐	☐	/	☐	☐	/	☐	☐	☐	☐

1 U P X	T H M M T G 1

Proxy - Thermadyne Holdings Corporation

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THERMADYNE HOLDINGS CORPORATION
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 23, 2006

The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby appoints Paul D. Melnuk or Patricia S. Williams, and each of them acting alone, with full power of substitution, as the undersigned’s proxy and attorney-in-fact to vote at the Annual Meeting of Stockholders of Thermadyne Holdings Corporation (the “Company”) to be held on October 23, 2006 (the “Annual Meeting”), or at any adjournment thereof, all shares of voting stock of the Company which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse of this card and in their discretion upon such other business as may properly come before the Annual Meeting or at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

The Board of Directors recommends a vote “FOR” all director nominees and a vote “For” proposal 2.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING.

CONTINUED AND TO BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE